UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Apptigo International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-186330	99-0382426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Venetian Way Suite 33B Miami Beach, FL 33133
(Address of principal executive offices)

Balius Corp. 38 Sea View Park Cliffoney, Co. Sligo, Ireland
(Former Name and Address of principal executive offices)

Registrant’s telephone number, including area code: (844)-277-8446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is being filed in connection with a transaction consummated by the Registrant, and certain related events and actions taken by the Registrant. This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.01.	Completion of Acquisition or Disposition of Assets
Item 3.02.	Unregistered Sales of Equity Securities
Item 5.01.	Changes in Control of Registrant
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07	Submission of Matters to a Vote of Security Holders.
Item 9.01.	Financial Statements and Exhibits

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Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 to this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 14, 2014, Balius Corp., a Nevada corporation (the “Company,” “we”, “our” or “us”), entered into an a reverse acquisition transaction (the “Transaction”) with Apptigo Inc., a Nevada corporation incorporated on October 31, 2012 (“Apptigo”) and its shareholders, pursuant to an Agreement and Plan of Reorganization Agreement, dated April 14, 2014 (the “Agreement”) by and between the Company, its principal shareholder, Apptigo, and its shareholders. Under the terms of the Agreement the shareholders of Apptigo agreed to exchange all of the outstanding common and preferred shares of Apptigo for common and preferred shares of the Company. The closing of the Transaction (the “Closing”) was completed effective April 15, 2014 (the “Closing Date”).

At Closing, the Company agreed to issue 2,450,000 shares of common stock, par value $0.001 per share (the “Common Stock”), each to David Steinberg and Casey Cordes, the sole common shareholders of Apptigo, and 145,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Shares”) to The Vantage Group Ltd., the sole preferred shareholder of Apptigo. The Company also sold 800,000 shares of Common Stock to two accredited investors for $400,000. As a result of the consummation of the actions contemplated by the Agreement, Apptigo became the Company’s wholly-owned subsidiary and the Company became Apptigo’s parent. Pursuant to the Closing, Vitaliy Gladky, a principal shareholder of the Company, agreed to cancel 10,000,000 shares of Common Stock owned by him. As a result of the Closing, the Company will have 8,250,000 shares of Common Stock outstanding and 145,000 Series A Preferred Shares outstanding, which preferred shares are convertible into 4,550,000 common shares.

In connection with the Transaction, the Company filed Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) to change its name to “Apptigo International, Inc.,” increase the number of authorized common shares, authorize preferred shares, and approved a 3.5-for-one forward split of the outstanding shares, including the shares issued at Closing. The forward stock split will be effective at close of business on April 28, 2014, or on such other date that FINRA approves the split. The number of shares designated in this Report does not give effect to the forward split. Also at Closing the Company filed a Certificate of Designations, Preferences and Rights for Series A Convertible Preferred Stock (the “Certificate of Designations”).

Also in connection with the Closing, Vitaliy Gladky, the sole officer and director of the Company prior to Closing of the Transaction, resigned in favor of David Steinberg and Casey Cordes, the sole officers and directors of Apptigo, who were appointed as directors and officers of the Company.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1. Copies of the Amended and Restated Articles and the Certificate of Designations are attached to this Current Report as Exhibits 3.1 and 3.2, respectively.

FORM 10 DISCLOSURES

As disclosed elsewhere in this Current Report on Form 8-K, effective April 15, 2014, we acquired Apptigo upon consummation of the Transaction. Item 2.01(f) of Form 8-K provides that if a registrant was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as we were immediately preceding the Transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act (“Form 10”).

Accordingly, set forth below is the information that would be included in Form 10. Please note that the information provided below relates to the combined company subsequent to the Transaction, except that information relating to periods before the Closing Date relates only to the Company, unless otherwise specifically indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the Form 10 disclosures, contain “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on our management's expectations and assumptions about future events as of the date of this annual report, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements.

* * * * *

Except where the context otherwise requires, the terms, “we,” “us,” “our” or the “Company” refer to the business of Apptigo International, Inc. and its consolidated subsidiary, Apptigo Inc. “Apptigo” refers to Apptigo Inc., our wholly-owned subsidiary. Apptigo is our sole operating subsidiary and commenced its current business operations in 2012. It comprises all of our operations as of the date of this Current Report on Form 8-K. Unless otherwise indicated, all references in this report are to U.S. Dollars.

Item 1.	Business.

Historical Background

Balius Corp. was incorporated in the State of Nevada on October 23, 2012 and established a fiscal year end of December 31. We were initially a development-stage company formed to commence operations in the equine business.

In connection with the Closing of the Agreement, we ceased our principal business operations, terminated our sole lease, and liquidated our assets associated with these former business operations. Upon completion of the Transaction, we acquired Apptigo (which is now our wholly-owned subsidiary) and became a media company focused on designing, developing and bringing to market mobile applications. Apptigo was incorporated in the State of Nevada on October 31, 2012, and commenced its operations in 2012. In connection with the Closing of the Transaction, the Company filed the Amended and Restated Articles and changed the name of the Company to Apptigo International, Inc. All references to business of the Company after the Closing of the Transaction shall refer to Apptigo International, Inc. and Apptigo Inc., collectively.

Our principal executive offices are located at 61 Venetian Way, Suite 33B, Miami Beach, Florida 33133.

You are advised to read this Current Report on Form 8-K in conjunction with other reports and documents that we file from time to time with the Securities and Exchange Commission (“SEC”). In particular, please read our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K that we may file from time to time. You may obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. In addition, the SEC maintains information for electronic filers (including us) at its website at www.sec.gov. The public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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General

As a result of the Transaction, we are now a media company focused on designing, developing and bringing to market mobile applications. The first application developed by Apptigo is SCORE, which management intends to introduce to market in May 2014. SCORE is an interactive dating game that allows people to determine their compatibility through answering online questions. Users of the application can choose to invite anyone to play by:

•	Entering a queue that shows other active players and sending invitations through the queue;
•	Using the interactive map that shows pins of all the people who are available to play in a specific geographic region; and
•	Inviting friends through email, phone number or social media contact lists.

Management intends to launch SCORE with over 600 questions in 12 different categories. From “True or False” to “Have You Ever...,” the categories are intended to span all areas of interest. Once a play is fully completed, users can generate a percentage-based score derived from how many questions they answered the same way. Moments after receiving this score, users have access to a five second viewing of the other’s profile picture, which then fades to a screen giving them options to chat, play SCORE again, save the SCORE or quit. SCORE has been designed exclusively for use on smart mobile devices, initially utilizing the Apple platform, with future plans to quickly port Score onto Android software.

Management believes that SCORE’s approach to matchmaking is not only novel and capable of creating a social-fueled movement, but will also prove to be fun and effective for users. In general there are three primary paths to monetizing applications: premium model, freemium model and ad network model. They are defined as follows:

•	Premium Model – Using an upfront download fee, this is the most straightforward and obvious way to monetize a mobile application.
•	Freemium Model - The application is a free download and contains content for purchase inside the application (aka in-app purchases) or an upgrade option to a premium version.
•	Ad Networks - The application and all its content can be completely free and still generate revenue through advertising.

Management has decided to market SCORE via a freemium model, providing for the SCORE application to be downloadable by users at no charge through application stores, including Google Play, Apple App Store and iTunes, among others. We intend initially to generate revenues by offering our users in-app purchases of special features and package upgrades. Thereafter, assuming we have succeeded in building notable brand equity and a significant user base, we will then seek corporate event sponsors and/or national advertisers to further enhance our revenue and earnings growth.

Currently, in-app purchases built into the SCORE platform include:

•	Categories of Score questions for purchase.
•	The ability to purchase the entire app for one flat fee.
•	The ability to buy categories in bulk rather than individually.
•	The ability in the future to enable a multi-player function.
•	The ability in the future to purchase emoticons and gifts to send to others.

Features of the app include:

•	Map view of available players
•	Chat
•	Anonymous play
•	Score queue list view of available players

Overall Market

Management believes that data growth is currently being driven by the increased penetration of smartphones, in particular in emerging markets – and by increased data consumption per subscriber due to the faster download speeds and the uptake of data-hungry applications like video made possible by new technology, such as 4G. Management further believes that advancement of network technologies, restructuring of revenue-sharing models, lowering of mobile data usage cost, growing adoption of smartphones and the increase in application usability will give rise to a global industry that it expects will continue to swell. In addition, management anticipates that in-app mobile ad-spend will continue to rise.

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As more people meet online and through dating applications, they are also obliterating the stigma once associated with it. In a study conducted by the Pew Research Internet Project (http://www.pewinternet.org/2013/10/21/online-dating-relationships/), researchers found that one in ten Americans have used an online dating site or mobile dating application themselves; and many people now know someone else who uses online dating or who has found a spouse or long-term partner via online dating. Moreover, 7% of smartphone applications users (representing 3% of all adults) say they currently have a dating application on their mobile phone. In fact, online daters now spend more time on dating applications than they do on the websites themselves. And, by 2018, it is estimated that more than 80% of the population will own a smartphone – up from 46% in 2012.

In 1970, just 28% of American adults were single; today the share is 47%, according to the Census Bureau, which supports an expanding target market for the online dating industry. Management believes that the trend for online dating migrating from desktop and laptop to mobile devices should continue.

Competition

The mobile application industry is characterized by rapidly evolving technology and intense competition. Other companies of various sizes engage in activities similar to ours. Many of our competitors have substantially greater financial and other resources available to them. Although there is a collective 3,900+ online dating sites and mobile applications available to consumers to choose from, management believes the following represent the most series competition to the Company’s product:

Coffee Meets Bagel

Similar to timed shopping sites, this free application sends one match to each user every day at noon. Users can see that person’s picture and profile and have only 24 hours to decide if they want to go on a date with them or not by clicking “yes” or “pass.”

eHarmony Mobile

One of the largest dating sites, eHarmony has provided services in this industry for more than 10 years. Upon downloading the free mobile app, members can complete a relationship questionnaire at no charge, receive a detailed personality profile for free, receive daily matches, send icebreakers, communicate with matches for free during free communication events, and when subscribed, freely communicate with matches. Unlike other dating applications, eHarmony takes into account things like common personality traits, interests, values and beliefs to make its matches.

HowAboutWe

With a similar interface to Twitter, How About We offers users the ability to post statuses such as, “How About We...hook up tonight!” Users can message other How About We users by upgrading to one of How About We’s messaging packages. By doing this, users are able to read messages from other users, ask users “out,” and respond when someone is intrigued. Although its subscription based, How About We lets users remain in charge by choosing the type of date they want to go on.

Match.com Mobile

Launched on the Web in April of 1995, Match.com is one of the largest online dating companies in the world. It is credited for pioneering the online dating industry and now serves 24 countries and territories and hosts Web sites in 15 different languages. Its mobile app, Match.com Mobile, was introduced in 2003 and offers users a profile that can be perused by other users through various search options. Eighty percent of its five million application users are under the age of 35. Searching other users’ profiles is free of charge, however only paying members may email or text each other.

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OKCupid- Blind Dating App

Launched in 2004 and acquired by Match.com for $50 million in 2010, OKCupid’s free mobile application calculates match percentages using a patent pending algorithm that is based on how users respond to questions, such as “how messy are you?” and “have you ever cheated in a relationship?” The application requires that users reveal a few basic details, including first name, age, whether the user prefers men or women, and a profile picture, which the application will scramble. Next, the application prompts the user to create a date. Alternatively, the user can peruse other scrambled profile pictures and date offers from their matches.

PlentyOfFish

Founded in 2003 in Vancouver, PlentyOfFish has over 70 million registered users across the globe and 50,000 new members every day – 70% of its usage takes place solely via its mobile app. While it is free to use, the application offers premium services as part of their upgraded membership, such as seeing when a user profile was viewed, and allowing users to see whether a message has been read and/or deleted.

Skout

Skout is one of the largest online dating platforms with over five million users using the free app. Skout’s “Meet Me” feature allows users to flip through and see who’s nearby and ready to hook up. Users can see who’s checked them out, send messages and send wink bombs. Wink bombs give users the opportunity to reach out to over 500 other members and say, “Hey, what’s up?” Feeling adventurous? Shake your device and Skout will find someone nearby to chat with in 30 seconds or less.

Tinder

Introduced in mid-2012, Tinder uses Facebook profiles to gather users’ basic information and analyzes users’ social graph to match potential candidates that are most likely to be compatible, based on geographical location, number of mutual friends and common interests. Only after two users “like” each other are they free to chat within the app. Users have control over who they want to connect with so that they are not bombarded with messages or approached by people they don’t want to match with. Tinder is anonymous in that it does not post users activity within the application on Facebook or reveal their matches and interactions.

Apptigo believes it is well-positioned to acquire market share and compete with such Apps due to the unique concept of the Score App, the diverse marketing and advertising backgrounds of its principals, Mr. Cordes and Mr. Steinberg, and the timing of entry into the market place, as the shelf life on several of the most popular dating Apps appears to be expiring, or at the very least decreasing in popularity.

Intellectual Property

Apptigo intends to register the following trademarks with the U.S. Patent and Trademark Office:

•	SCORE
•	SCORE. Everyone wants to… now anybody can

We plan to obtain additional trademarks for future products, proprietary service offerings and themes and slogans used in our marketing activities. Moreover, Apptigo has secured domain names relevant to its business, including www.apptigo.com, www.score.singles and www.everyonewantstoscore.com.

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Marketing and Sales

We intend to focus our social marketing tactics to ensure that SCORE is being ranked high in the application market so that it can be organically discovered; to fuel and optimize opportunities to generate downloads of SCORE; and to effectively target and effectively speak to the broad demographic universe of users that we believe will greatly enjoy the SCORE experience. We intend to create a multi-channel online presence capable of optimizing the viral nature of social marketing to promote the SCORE brand and attract new users. Our plan provides for:

•	Target Twitter users.
•	Use social video outlets to showcase informative animated video we have created to describe the SCORE experience.
•	Create a basic Tumblr or like blog.
•	Use Facebook through the creation of a Facebook page where we can actively engage our users and drive downloads of the SCORE app.
•	Create engagement mechanisms for our SCORE application to reconnect with consumers and remind them of SCORE’s presence on their device.
•	Stage events that will generate national human interest buzz for our product.

We intend to lend ongoing online support to all of our marketing efforts through Google keyword search optimization and banner advertisement placement. And as social media continues to evolve, we intend to adopt emerging new social channels and technologies that demonstrate capabilities to further enhance and extend our efforts in the most cost efficient manner possible.

Government Regulation

As part of our business, we will receive, transmit and store a large volume of personal information and other user data (including credit card data) in connection with the provision of online products and services, transactions with users and customers and advertising on our websites. The sharing, use, disclosure and protection of this information are determined by the respective privacy and data security policy of our business. These policies are, in turn, subject to federal, state and foreign laws and regulations, as well as evolving industry standards and practices, regarding privacy and the storing, sharing, use, disclosure and protection of personal information and user data (for example, various state regulations concerning minimum data security standards, industry self-regulating principles that become standard practice and more stringent contractual protections regarding privacy and data security (and related compliance obligations)).

In addition, if an online service provider fails to comply with its privacy policy, it could become subject to an investigation and proceeding for unfair or deceptive practices brought by the U.S. Federal Trade Commission under the Federal Trade Commission Act (and/or brought by a state attorney general pursuant to a similar state law), as well as a private lawsuit under various U.S. federal and state laws. In general, personal information is increasingly subject to legislation and regulation in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction.

U.S. legislators and regulators may enact new laws and regulations regarding privacy and data security. In February 2012, the White House released a proposed Consumer Privacy Bill of Rights, which is intended to serve as a framework for new privacy legislation. In March 2012, the U.S. Federal Trade Commission released a staff report making recommendations for businesses and policy makers in the area of consumer privacy. Similarly, new privacy laws and regulations at the state level, as well as new laws and directives abroad (particularly in Europe), are being proposed and implemented. For example, new legislation in the state of California that became effective on January 1, 2014 requires companies that collect personal information to disclose how they respond to web browser “Do Not Track” signals. In addition, existing privacy laws that were intended for brick-and-mortar businesses could be interpreted in a manner that would extend their reach to our business.

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Employees

Effective April 15, 2014, following Closing of the Transaction, we employed two full-time employees and two part-time employees. We also engage freelance contract workers on an as-needed basis.

Item 1A.	Risk Factors.

As a smaller reporting company, the Company is not required to provide the disclosure pursuant to this item.

Item 2.	Financial Information.

The information required by this Item 2 of Form 10 for Balius was previously reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 11, 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Effective April 15, 2014 (the “Closing Date”), Apptigo International, Inc., formerly known as Balius Corp., a Nevada corporation (“the “Company,” “we”, “our” or “us”), consummated its acquisition (the “Transaction”) of all the outstanding shares of common and preferred stock of Apptigo Inc., a Nevada corporation (“Apptigo”), pursuant to an Agreement and Plan of Reorganization, dated April 14, 2014, (the “Agreement”) by, between, and among the Company, its principal shareholder, Apptigo, and its shareholders. Upon completion of the Transaction, the Company acquired Apptigo (which is now our wholly-owned subsidiary) and became a media company focused on designing, developing and marketing mobile applications. Apptigo was incorporated in the State of Nevada on October 31, 2012. All references to the Company after the closing of the Transaction shall refer to Apptigo International, Inc. and Apptigo, collectively.

Plan of Operations

We have secured an amount of $400,000 which we estimate will satisfy our basic operating costs over the next 12 months and fund the finish, launch and basic maintenance and upgrades of the SCORE app. Management has no plans to seek additional funding at this stage.

Results of Operations--Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2013 totaled $962,156, a decrease of $227,026 or approximately 23.6% compared to selling, general and administrative expenses of $1,189,182 for the year ended December 31, 2012. Overall there was a decrease in the total selling, general and administrative which is primarily due to decreased costs associated with a previously used telemarketing campaign and business development expenses.

Interest Expense. Interest expense on 12% convertible promissory note for the year ended December 31, 2013 and 2012, was $2,833 and $0 respectively. The conversion feature of the debentures allows the note to be converted to Series A preferred shares at a share price of $1.00.

Net Loss. For the reasons stated above, our net loss for the year ended December 31, 2013 was $29,395 or $.39 per share, an increase of $28,645, compared to a net loss of $750, or $.01 per share, during the year ended December 31, 2012.

Liquidity and Capital Resources

As of December 31, 2013, we had cash and cash equivalents of $938. The Company has current liabilities of $62,833 consisting of a convertible promissory note. We have a net working capital deficit of $61,985.

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The accompanying financial statements have been prepared contemplating a continuation of the Company as a going concern. The Company has reported a net loss of $29,395 and had an accumulated deficit of $30,145.

We have not generated positive cash flows from operating activities. The primary source of capital has been from the sale of equity securities. Our primary use of capital has been for application design and general and administrative costs. Our working capital requirements are expected to increase in line with the growth of our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 3.	Properties.

The Company’s principal corporate office is located at 61 Venetian Way, Suite 33B, Miami Beach, Florida, and consists of 900 square feet of office space. The lease on this space expires on June 1, 2014, and monthly lease payments are $1,850. The Company is in the process of negotiating for new office space.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of our Common Stock as of completion of the Transaction effective April 15, 2014, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our Common Stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

David Steinberg 61 Venetian Way Suite 33B Miami Beach, FL 33133	2,450,000	29.7%

Casey Cordes 61 Venetian Way Suite 33B Miami Beach, FL 33133	2,450,000	29.7%

Executive Officers and Directors as a Group (2 Persons)	4,900,000	59.4%

(1) This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate.  Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  Effective as of April 15, 2014, we had 8,250,000 shares outstanding.

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Item 5.	Directors and Executive Officers.

The following table sets forth information concerning our executive officers and directors, each of whom was appointed in the Closing of the Transaction effective April 15, 2014:

Name	Age	Title
Casey Cordes	38	Chairman and Chief Executive Officer
David Steinberg	37	Director, President, Treasurer, and Secretary

The Board believes that each director named below is highly qualified and has the skills and experience required for effective service on the Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to appoint them.

Casey Cordes

Mr. Cordes has worked as a Creative Director, Social Media Strategist and Senior Copywriter with extensive experience in creating solutions across multiple platforms for a wide range of Fortune 500 clients, from start-ups to multinationals. He received his undergraduate education in Advertising from Michigan State University, and followed it with a Masters-Equivalent specialty degree in Copywriting from the Miami Ad School. His client portfolio includes Absolut Vodka, Carnival Cruise Lines, Citibank, Cigna, Chrysler, Dodge, Renault, The Florida Lottery, NBC/Telemundo, Kaplan University, Florida Power & Light, Listerine, Travelers Insurance, Zumba Fitness, Tampico and Coca-Cola. Prior to creating Apptigo, Casey worked at several top agencies in Miami, including Sapient (from September of 2010 to April of 2012), LGD Communications (from 2005 to 2007), Macias Advertising (from March of 2012 to April of 2014), and BGT (now PWC) (from October of 2009 to August of 2010). Leveraging his international experience, Mr. Cordes wrote a pilot for a television show in Amsterdam. He also served as Creative Consultant and Copywriter for the three major safari companies in Tanzania, Africa, producing websites and brochures. At Steinberg Advertising (from 2003 to 2004) and Branding Forces (from 2004 to 2008) Mr. Cordes was Creative Director for clients including the Versace Mansion and The Setai Hotel. He then became a founding member of “Ruthless & Toothless” children’s line in collaboration with the tattoo artists from TV’s Miami Ink.

David Steinberg

Mr. Steinberg is an accomplished Creative/Design Director with a strong background in brand development for the advertising and marketing industry. During his career he has been in charge of developing intelligent marketing campaigns and strategies, creating innovative brand identities, establishing creative timeframes, building efficient high-level teams and pitching complete branding concepts to various clients. He actively takes the reigns of all projects as the lead architect of the brand and design development, and always looks to create a positive growing experience for his teams that allow each member to utilize their talents while pushing their potential. Prior to co-founding Apptigo, he was CEO and CCO of both Steinberg Advertising & Design (from 2001 to 2008) and Branding Forces (from 2006 to 2008), boutique agencies at the forefront of Internet design. His exclusive clientele included: The Setai; Miami Beach Polo World Cup; Casa Casuarina (former Versace Mansion); Mix My Granola (successful web-based granola company); the Kitzbuehl (Austria) Polo World Cup; Related Companies, real estate developers; the Monarchy Collection, an adult fashion label; Smith & Wesson, a licensed fragrance; and the Miami Ad School. In 2008 he created new brands for the television show, Miami Ink. Ideas, resulting in the children’s lifestyle line “Ruthless & Toothless” and the new “Ruthless Collective.” Mr. Steinberg received a diploma in Marketing and Communication in 1999 from the Institute for Marketing and Communication in Berlin, Germany. He received his Masters Degree in Communication and Advertising in 2001 from the Miami Ad School.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers.

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We are not aware of any legal proceedings in which any director, officer or affiliate of our Company, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, or affiliate of our Company, or security holder is a party adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Item 6.	Executive Compensation.

The information required by Item 6 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 11, 2014.

The Company has not entered into any employment or compensation agreements or arrangements with Messrs. Steinberg or Cordes for their services as officers or directors of the Company. Within the next 30 days we intend to enter into employment agreements with these individuals commensurate with compensation arrangements of similarly situated development stage companies. Management intends to compensate each of Messrs. Steinberg and Cordes with a base salary of $9,000 per month following Closing of the Transaction.

During the years ended December 31, 2013 and 2012, Messrs. Steinberg and Cordes received compensation either directly from Apptigo or through Steinberg Design Group, an entity owned by David Steinberg, in the amounts of $5,000 and $27,000 each for the respective years. During the current fiscal year and through the date of this report, each of Messrs. Steinberg and Cordes has received $5,000 in compensation.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by Item 7 of Form 10 was previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 11, 2014.

Apptigo has entered into arrangements with Steinberg Design Group, an entity owned by David Steinberg, a director and executive officer of the Company. This entity provides services in connection with the development of our application design. During the years ended December 31, 2013 and 2012, Apptigo paid a total of $61,000 and $20,000, respectively, for these services, and during the current fiscal year has paid approximately $12,000. We do not intend to continue this relationship following Closing of the Transaction; rather, Messrs. Steinberg and Cordes will become employees and be paid pursuant to employment agreements entered into following Closing.

Item 8.	Legal Proceedings.

The Company is not currently party to any legal proceedings.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our Common Stock is quoted on the OTCQB under the symbol “BALI”. Including the 5,700,000 shares of our Common Stock issued in the Transaction and the 10,000,000 shares canceled, there are currently 8,250,000 shares of Common Stock issued and outstanding. Currently, a very limited trading market has been established for our Common Stock.

Rule 144 will not be available for the unregistered outstanding shares issued by the Company for a period of at least one year after the filing of this report on Form 8-K, which means that shareholders holding unregistered shares or control persons may not be able to sell such shares in the open market during this period. Rule 144 does not permit reliance upon such rule for the resale of shares sold after the issuer first became a shell company, until the issuer meets certain requirements, including ceasing to be a shell company, the filing of Form 10-type information, and the filing for a period of one year periodic reports required under the Exchange Act. As a result, the holders of all of the restricted shares issued in the Transaction, as well as of any of the unregistered outstanding shares issued by the Company since inception, will not be able to sell their shares in reliance upon Rule 144 during this waiting period except pursuant to a registration statement filed by us which includes these shares for resale. We have not agreed to register any of these shares for resale.

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Our Common Stock is deemed to be a “penny stock” if, since the stock price is below $5.00 per share, it is not listed on a national securities exchange or approved for quotation on the NYSE MKT LLC, the Nasdaq Stock Market or any other national stock exchange and we do not meet certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back. If applicable, the penny stock rules may make it difficult for investors to sell their shares of our Common Stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our Common Stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our Common Stock publicly at times and prices that they feel are appropriate.

As of the close of business on April 15, 2014, giving effect to the Closing of the Transaction, there were approximately 34 holders of record of our Common Stock and an undetermined number of beneficial owners.

We paid no cash dividends in respect of our Common Stock during our two most recent fiscal years, and we have no plans to pay any dividends or make any other distributions in the foreseeable future.

Effective April 15, 2014, the Board of Directors appointed Interwest Transfer Company, Salt Lake City, as the Company’s transfer agent for our common shares.

We do not currently have any equity compensation plans under which we would be authorized to issue our Common Stock, rights and/or stock options.

Item 10.	Recent Sales of Unregistered Securities.

In connection with the Closing of the Transaction effective April 15, 2014, the Company issued 2,450,000 common shares each to David Steinberg and Casey Cordes in exchange for all of the outstanding common shares of Apptigo. Each of these parties was a sophisticated investor as defined in Rule 506(b) of Regulation D and was furnished with information required pursuant to Rule 502(b) of Regulation D. Also at the Closing, the Company issued 145,000 shares of Series A Preferred Stock to The Vantage Group Ltd., an accredited investor, in exchange for a like number of preferred shares of Apptigo. Also in connection with the Closing the Company sold 800,000 common shares to two accredited investors for $400,000.

Each of the above investors delivered appropriate investment representations with respect to these securities sold and consented to the imposition of restrictive legends upon the stock certificates representing the shares. No investor entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor was also afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the Transaction. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

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Item 11.	Description of Registrant’s Securities to be Registered.

General

Our authorized capital stock consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. In connection with the Transaction, we have issued 145,000 shares of Series A Convertible Preferred Stock. Our board of directors can, without stockholder approval, cause additional shares of preferred stock and may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If the board causes any shares of preferred stock to be issued, the rights of the holders of our Common Stock could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Subject to the rights of our existing preferred shareholder, preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of Common Stock at a discount to the market price of the Common Stock which could negatively affect the market for our Common Stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the Common Stock holders receive any distribution of the liquidated assets. We have no current plans to issue any additional shares of preferred stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our Common Stock.

The holders of our Common Stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

In connection with the Transaction, the Company designated a series of preferred stock, the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Copies of the Certificates of Designations as filed with the Secretary of State of the State of Nevada effective April 15, 2014, is attached hereto as Exhibit 3.2. The Certificate of Designations authorizes 200,000 shares of Series A Preferred Stock. Under the terms of the Certificates of Designations, the holders of the Series A Preferred Stock are granted the following rights and preferences:

•	The Series A Preferred Stock will be convertible into shares of Common Stock at any time at a conversion rate of 31. 37931 per share of Series A Preferred Stock, subject to the following limitations and conditions:
o	If we issue or sell shares of Common Stock, or grant options or other convertible securities which are exercisable or convertible into Common Stock at prices less than the $1.00 conversion price of the Company’s Series A Preferred Stock, then the conversion price of the Series A Preferred Stock will be reduced to the lower price.
o	The Series A Preferred Stock may not be converted into Common Stock if the beneficial owner of such shares (together with such beneficial owner’s affiliates) would thereafter exceed 4.99% of the outstanding Common Stock whether through conversion of the Series A Preferred Stock or otherwise, except in certain fundamental corporate transactions after at least 60-days’ notice.
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•	The Series A Preferred Stock will be entitled to the number of votes equal to the number of whole shares of Common Stock into which the Series A Preferred Stock are convertible and vote together with the holders of the Common Stock. At present the 145,000 outstanding shares of Series A Preferred Stock are convertible into 4,550,000 shares of Common Stock, which represents approximately 35.6% of the voting control of the Company.
•	The holders of shares of Series A Preferred Stock are entitled to receive a cash dividend in the aggregate amount of $435,000 (the “Series A Dividend”). One half of the Series A Dividend is payable upon the generation of cumulative gross revenue of $500,000 or one or more equity financings in the aggregate amount of $500,000. The remaining one-half of the Series A Dividend is payable upon the generation of cumulative gross revenue of an additional $500,000 or one or more equity financings in the aggregate amount of an additional $500,000.
•	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (including a disposition of substantially all of the Company’s assets, whether by sale, merger or other reorganization, or a sale of over 50% of the ownership of the Company), the holders of the Series A Preferred Stock will be entitled to receive three times the Deemed Series A Issue Price of $1.00 per share (less receipt of any amount representing a Series A Dividend), plus (ii) all unpaid Series A Dividends and other dividends on such share of Series A Preferred Stock, in each case plus interest accrued thereon, if any..
•	There are no redemption or sinking fund provisions applicable to the Series A Preferred Stock.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our Common Stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders. In our Amended and Restated Articles, we opted out of this provision.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Balius Corp. from doing so if it cannot obtain the approval of our board of directors.

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Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control. Additionally, in our Amended and Restated Articles, we opted out of this provision.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Item 12.	Indemnification of Directors and Officers.

Under our Bylaws we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 13.	Financial Statements and Supplementary Data.

The financial statements included in Item 9.01 of this Current Report on Form 8-K are incorporated by reference in this Item 13. The Company’s audited financial statements for its fiscal years ended December 31, 2013 and 2012 were previously reported by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 11, 2014.

Item 14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosures.

On December 6, 2013, Balius was informed by Ronald Chadwick, P.C.  (“Ronald Chadwick”) that it was terminating its services and resigning as the Company’s independent registered public accounting firm. On December 7, 2013, the Registrant retained Cutler & Co., LLC (“Cutler”) as its principal independent accountants. The decision to retain Cutler as the principal independent accountants was approved, and the resignation of Ronald Chadwick was accepted, by the Company’s Board of Directors. Ronald Chadwick was the independent registered public accounting firm for Balius from October 23, 2012 until December 6, 2013. Ronald Chadwick’s report on the Company’s financial statements for the period from October 23, 2012 (inception) through December 31, 2012 (a) did not contain an adverse opinion or disclaimer of opinion, (b) was not  modified as to uncertainty, audit scope, or accounting principles, and (c) for the period from October 23, 2012 (inception) to December 31, 2012 and through December 9, 2013, the date of filing of the report on Form 8-K disclosing the resignation, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ronald Chadwick, would have caused it to make reference to the subject matter of the disagreements in connection with its report. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Ronald Chadwick served as the Registrant’s principal independent accountants.  However, the report of Ronald Chadwick dated January 21, 2013 on our financial statement for the period from February 9, 2012 (inception) through December 31, 2012, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

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Prior to December 7, 2013, the date that Cutler was retained as the principal independent accountants of Balius: (1) Balius did not consult Cutler regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; (2) neither a written report nor oral advice was provided to Balius by Cutler that they concluded was an important factor considered by Balius in reaching a decision as to the accounting, auditing or financial reporting issue; and (3) Balius did not consult Cutler regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

On April 16, 2014, we dismissed Cutler as our independent accountant. The reports of Cutler on our financial statements for the fiscal year ended December 31, 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of Cutler dated February 4, 2014, on our financial statements for the year ended December 31, 2013 contained a “going concern” paragraph. Our Board of Directors approved the dismissal on April 16, 2014. In connection with our audits for the most recent fiscal year ended December 31, 2013, and for the period up to the date of dismissal, we have had no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cutler, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements for such year. We have provided Cutler a copy of this report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

We engaged LL Bradford & Company LLC. (“Bradford”) as our new independent accountants effective April 16, 2014. During our two most recent fiscal years ended December 31, 2013, and through the date of this report, neither Balius, nor anyone on its behalf, has consulted with Bradford regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 15.	Financial Statements and Exhibits.

The disclosures set forth in Item 9.01 of this Current Report on Form 8-K are incorporated by reference in this Item 15. The Company’s audited financial statements for its fiscal years ended December 31, 2013 and 2012 were previously reported by Balius in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 11, 2014.

*****End of Form 10 Disclosures*****

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Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 10 of Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.01.

Except as disclosed in this Form 8-K, to the Company’s knowledge, there are no arrangements or understandings among pre-Transaction persons who controlled in excess of 50% of our then issued and outstanding voting securities nor among those post-Transaction persons who control in excess of 50% of our currently issued and outstanding voting securities. Additionally, to the Company’s knowledge, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 15, 2014, the Company adopted and filed the Amended and Restated Articles and the Certificate of Designations. The Amended and Restated Articles increased the number of authorized shares of Common Stock from 75,000,000 to 100,000,000 and authorized 10,000,000 preferred shares.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 14, 2014, shareholders owning a majority of the outstanding shares of Common Stock of the Company approved by written consent the Amended and Restated Articles and the Transaction. The consent was executed by Vitaliy Gladky, who at the time owned 10,000,000 shares of Common Stock of the Company representing approximately 80% of the outstanding shares.

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Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired. The audited financial statements of Apptigo Inc. required to be filed pursuant to Items 9.01(a) of Form 8-K have been filed as Exhibit 99.1 to this Current Report.

(b) Pro forma financial information. The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is filed as Exhibit 99.2 to this Current Report.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated April 14, 2014
3.1	Amended and Restated Articles of Incorporation
3.2	Certificate of Designations for the Series A Convertible Preferred Stock
21.1	Subsidiaries
99.1	Audited financial statements of Apptigo Inc.
99.2	Pro forma unaudited financial statements

*      *       *

SIGNATURE PAGE FOLLOWS

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apptigo International, Inc.

Date: April 17, 2014	By:	/s/ Casey Cordes
Casey Cordes, Chief Executive Officer

	By:	David Steinberg
David Steinberg, President and Treasurer

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Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated April 14, 2014
3.1	Amended and Restated Articles of Incorporation
3.2	Certificate of Designations for the Series A Convertible Preferred Stock
21.1	Subsidiaries
99.1	Audited financial statements of Apptigo Inc.
99.2	Pro forma unaudited financial statements

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